UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

232 Strawbridge Drive,

Moorestown, NJ 08057

(Address, including zip code, of principal executive offices)

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

(Full title of the plan)

Ronald J. Masciantonio

Executive Vice President & Chief Administrative Officer

232 Strawbridge Drive

Moorestown, NJ 08057

(Name and address of agent for service)

(856) 291-9700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	750,000 shares	$1.68	$1,260,000	$157

(1)	Pursuant to Rule 416 of the Securities Act of 1933, there shall also be deemed covered hereby such additional securities which become issuable under the Amended and Restated 2005 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the shares of common stock, as reported by NASDAQ on October 16, 2017.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 750,000 additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Destination Maternity Corporation (the “Company”), that are of the same class as the shares covered by the currently effective Registration Statement on Form S-8 of the Company relating to the Company’s Amended and Restated 2005 Equity Incentive Plan.

The contents of the Company’s Form S-8 Registration Statements No. 333-137136 filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2006, 333-174059 filed with the Commission on May 9, 2011, and 333-186937 filed with the Commission on February 28, 2013, as the same may be hereafter amended, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits listed as part of this registration statement are as follows:

Exhibit Number	Description

5.1	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Destination Maternity Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moorestown, New Jersey, on October 19, 2017.

Destination Maternity Corporation

By:	/s/ Ronald J. Masciantonio
Ronald J. Masciantonio Executive Vice President & Chief Administrative Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Stern and Ronald J. Masciantonio, or either of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated below:

Signature	Title	Date

/s/ B. Allen Weinstein	Interim Chief Executive Officer, Director (Principal Executive Officer)	October 19, 2017
B. Allen Weinstein

/s/ David Stern	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	October 19, 2017
David Stern

/s/ David L. Courtright	Senior Vice President & Chief Accounting Officer (Principal Accounting Officer)	October 19, 2017
David L. Courtright

/s/ Michael Blitzer	Director	October 19, 2017
Michael Blitzer

/s/ Barry Erdos	Director	October 19, 2017
Barry Erdos

/s/ Melissa Payner-Gregor	Director	October 19, 2017
Melissa Payner-Gregor

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).